ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is dated December 17, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and Brighton Broadcasting, L.P. New York limited partnership ("Seller").

                                P R E M I S E S:

         A. Seller is the permittee/licensee of and operates radio station WAQB(FM) Brighton, New York (the "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Station and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                                   AGREEMENTS:

         In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                    Section 1
                                  DEFINED TERMS

         The  following  terms  shall  have  the  following   meanings  in  this
Agreement:

         1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Station for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to the Station.




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         1.2 "Assets" means the tangible and intangible assets owned and used in connection with the conduct of the business or operations of the Station, being such assets as are specifically set forth in Section 2.1 herein, which are being sold, transferred, or otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.

         1.3 "Assumed Contracts" means (i) all Contracts listed in Schedule 3.7,
(ii) any Contracts entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which would have been listed on
Schedule 3.7 had they been in existence on the date hereof and which Buyer agrees in writing to assume, (iii) all Contracts, except employment or employee-related contracts, in existence on the Closing Date which meet the criteria set forth in Section 3.7 (i) - (iii) for exclusion from Schedule 3.7, and (iv) all Contracts with advertisers for the sale of time or talent on the Station for cash entered into in the ordinary course of business.

         1.4 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

         1.5 "Closing Date" means the date of the Closing specified in Section 8.1.

         1.6 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those Contracts designated in Schedule 3.7 with an asterisk.

         1.7 "Contracts" means all agreements and leases, written or oral (including any amendments and other modifications thereto) to which Seller is a party or which are binding upon Seller and affect the assets or the business or operations of the Station, and (i) which are in effect on the date hereof, or
(ii) which are entered into by Seller in the ordinary course of business between the date hereto and the Closing Date.



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

         1.8 "Escrow Deposit" shall mean the sum of Three Hundred and Fifty Thousand Dollars ($350,000) held by Blackburn & Company, Inc. as Escrow Agent pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent in the form set forth in Schedule 1.8 hereto.

         1.9 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein,  in  addition  to any assets not  specifically  set forth in
Section 2.1 herein.

         1.10 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

         1.11 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Station.

         1.12 "Final Order" means a written action, order or public notice issued by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or
(ii) in the event of review, reconsideration or appeal that does not result in the FCC consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

         1.13 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the conduct of the business or operations of the Station.

         1.14 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned or leased by Seller and used as of


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

the date hereof in the conduct of the business or operations of the Station, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date all as specifically set forth in Section 3.6 hereof and in Schedule 3.6 hereto.

         1.15  "Purchase  Price" means the purchase  price  specified in Section
2.3.

         1.16 "Real Property" means all of the fee estates and buildings and other improvements thereon, leasehold interests, easements, licenses, rights to access, rights-of-way, and other real property interests owned by Seller and used in the conduct of the business or operations of the Station which are identified on Schedule 3.5 hereof plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

                                    SECTION 2
                           SALE AND PURCHASE OF ASSETS

         2.1 Agreement to Sell and Buy. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.5, 3.5 or 3.6 below), more specifically described as follows:

                  (a) The Personal Property;

                  (b) The Real Property;

                  (c) The Licenses;

                  (d) The Assumed Contracts;


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

                  (e) Goodwill and all trademarks, trade names, service marks and all other information and similar intangible assets relating to the Station, including those listed in Schedule 3.9 hereto;

                  (f) All of the Seller's proprietary information, which relate to the Station, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Station, if any;

                  (g) All choses in action and rights under warranties of Seller relating to the Station or the Assets, if any;

                  (h) All books and records relating exclusively to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed four (4) years.

         2.2 Excluded Assets. The Assets shall exclude the following assets, in addition to those listed on Schedule 2.2:

                  (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

                  (b) Any Contracts  other than the Assumed  Contracts;

                  (c) All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of four (4) years from the Closing Date any information dealing exclusively with the business and operations of the Station, and Seller's other books and records related to internal matters and financial relationships with Seller's lenders;


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

                  (d) Any claims,  rights and  interest in and to any refunds of federal,  state or local franchise,  income or other taxes or fees of any nature
whatsoever   for  periods   prior  to  the  Closing   Date;

                  (e) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement, except to the extent specifically assumed in Section 2.4, 2.5 or 6.10 of this Agreement.

                  (f) The Accounts Receivable.

         2.3  Purchase  Price.  The Purchase  Price shall be Three  Million Five
Hundred ($3,500,000). The Purchase Price shall be adjusted to reflect any adjustments or prorations made and agreed to at Closing as provided in Section
2.4 hereof.

         2.4 Adjustments and Prorations. All revenues arising from the Station up until midnight on the day prior to the Closing Date, and all expenses arising from the Station up until midnight on the day prior to the Closing Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, accrued employee benefits such as vacation time and sick time, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Station for the period prior to the Closing Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Station on the Closing Date and for the period thereafter. Buyer shall receive credit to the extent of the value (as calculated in Seller's financial statements consistent with past practice) of any and all advertising time to be run following the Closing for


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

which trade or barter consideration has been received by the Seller prior to the Closing.

         Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

                  A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

                  B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Closing Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made at Closing, together with a copy of any working papers relating to such Closing Certificate and such other supporting evidence as Seller may reasonably request. If Seller shall conclude that the Closing Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn on behalf of Buyer, and James Smisloff on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen (15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a regional or local branch of a nationally known independent public accounting firm to be retained to review the



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

Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on all parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten (10) days of such determination.

         2.5 Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Station on or after the Closing Date, and (iii) all obligations and liabilities for which Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any Contract not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing Date, and (iv) those related to employees as set forth in Section 6.9 herein shall remain and be the obligations and liabilities solely of Seller.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER


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

Seller represents and warrants to Buyer as follows:

         3.1 Organization, Standing and Authority. Seller is a partnership duly formed, validly existing and in good standing under the laws of the State of New York and is duly qualified to conduct its business in the such state, which is the only jurisdiction where the conduct of the business or operations of the Station requires such qualification. Each Seller has all requisite partnership power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Stations as presently conducted. Seller has all requisite partnership power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Stations' operations or the Assets.

         3.2 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         3.3 Absence of Conflicting Agreements. To Seller's knowledge and subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the Partnership Agreement of Seller; (iii) will not


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

conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to either Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which either Seller is a party or by which either may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

         3.4 Licenses. Schedule 3.4 includes a true and complete list of the Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Station as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

         3.5 Title to and Condition of Real Property. Schedule 3.5 contains descriptions of all the Real Property, which comprises all real property interest necessary to conduct the business or operations of the Station as now conducted. Seller has delivered to Buyer true and complete copies of all leases or other material instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments), all of which instruments are valid, binding and enforceable in accordance with their terms. To Seller's knowledge, Seller is not in material breach, nor is any other party in material breach, of the terms of any of such leases or other instruments. All Real Property (i) is available for immediate use in the


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

conduct of the business or operations of the Station, and (ii) to Seller's best knowledge materially complies as described in Schedule 3.5 with all applicable building, electrical and zoning codes and all regulations of any governmental authority having jurisdiction. Seller has full legal and practical access to the Real Property.

         3.6 Title to and Condition of Personal Property. Schedule 3.6 contains descriptions of all material items of the Personal Property, which comprises all personal property used to conduct the business or operations of the Station as now conducted. Except as described in Schedule 3.6, Seller owns and has good title to all Personal Property. None of the Personal Property owned by Seller is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.6 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.6, to Seller's knowledge the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operations of the Station, and the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent with FCC rules and regulations, and (ii) will permit the Station and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

         3.7 Contracts. Schedule 3.7 contains descriptions of all the Contracts except for: (i) contracts with advertisers for the sale of time or talent on the Station for cash and substantially at rate card and which are not prepaid and which may be cancelled by the Station without penalty on not more than thirty
(30) days notice, (ii) employment contracts and miscellaneous service contracts terminable at will without penalty, and (iii) other contracts not involving either aggregate liabilities under all such contacts


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

exceeding Five Thousand Dollars ($5,000) or any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of all written Contracts, and true and complete memoranda of all oral Contracts (including any and all amendments and other modifications to such Contracts). Other than the Contracts, to Seller's knowledge the Seller requires no contract or agreement to enable it to carry on its business as presently conducted. To Seller's knowledge, all of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any such Contracts. Except as expressly set forth in
Schedule 3.7, the Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract. Except for the Consents, Seller has full legal power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

         3.8 Consents. To Seller's knowledge, except for the FCC Consent provided for in Section 6.1 and the other Consents indicated in Schedule 3.7 or described in Schedule 3.8, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required (i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Station in essentially the same manner as such business or operations are presently conducted.



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

         3.9 Trademarks, Trade Names and Copyrights. Schedule 3.9 is a true and complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used in the conduct of the business or operations of the Station, all of which are valid and in good standing and, to Seller's knowledge, uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses, or other authority. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

         3.10 Insurance. All of the tangible property included in the Assets is insured against loss or damage in amounts generally customary in the broadcast industry. Schedule 3.11 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.11 are in full force and effect.

         3.11 Reports. To Seller's knowledge, except where failure to do so would not have a material adverse effect on the ownership or operation of the
Station: all returns, reports and statements which the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and the Station's public inspection file is located at the main studio and is in compliance with the FCC's rules and regulations.

         3.12 Employee Benefit Plans. There are no employee benefit plans or arrangements applicable to the employees of Seller employed at the Stations. Seller has


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

furnished or made available to Buyer true and complete copies of all written documents or information with respect to employee matters and arrangements at the Station, including without limitation, all employee handbooks, rules and policies, plan documents, trust agreements, employment agreements, summary plan descriptions, and descriptions of any unwritten plans listed in Schedule 3.13. There exists no action, suit or claim (other than routine claims for benefits) with respect to any of such plans or arrangements pending or, to the knowledge of Seller, threatened against any of such plans or arrangements, and Seller possesses no knowledge of any facts which could give rise to any such action, suit or claim.

         3.13 Labor Relations. Seller is not a party to or subject to any collective bargaining agreements with respect to the Station except as described in Schedule 3.7 hereto. Seller has no written or oral contracts of employment with any employee of the Station, other than those listed in Schedule 3.7. Seller has provided Buyer with true and complete copies of all such written contracts of employment and true and complete memoranda of any such oral contracts. To Seller's knowledge, Seller, in the operation of the Station, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between it and employees (collectively) of the Station. No labor union or other collective bargaining unit represents any of the employees of the Station. To the best knowledge of Seller, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Station.



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

         3.14 Taxes. Seller has filed or caused to be filed all federal income tax returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

         3.15 Claims, Legal Actions. Except as set forth in Schedule 3.16, and except for any investigations and rule-making proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Station, nor does Seller know of any basis for the same. In particular, except as set forth in Schedule 3.16, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened (i) before the FCC relating to the business or operations of the Station other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Station under any federal or state employment laws or regulations, or (iii) against Seller or the Station before any federal, state or local agency involving environmental or zoning laws or regulations.

         3.16 Compliance with Laws. To the best knowledge of Seller, Seller has complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Station conflicts with rights of any other person, firm or corporation.

         3.17 Environmental Matters. During Seller's period of ownership and, to the best knowledge of Seller, during those of its predecessor, there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller or any such predecessor of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any environmental laws at, in, on, from or under the Real Property which in any event is in material violation of environmental law. The operations of Seller and, to Seller's best knowledge, those of its predecessor, are and have been conducted, as the case may be, in material compliance with all applicable Environmental Laws.

         3.18 Conduct of Business in Ordinary Course. Since October 1, 1996, Seller has conducted the business and operations of the Station only in the ordinary course and has not:

                  (a) Suffered any material adverse change in the business assets or properties, or condition (financial or otherwise) of Seller or of the Station, including without limitation any damage, destruction or loss affecting the Assets and any material decreases in operating cash flow;

                  (b) Made any material increase in compensation payable or to become payable to any of the employees of Seller, or any bonus payment made or promised to any employee of Seller, or any material change in personnel policies, employee benefits or other compensation arrangements affecting the employees of Seller; or

                  (c) Made any sale, assignment, lease or other transfer of any of Seller's properties other than in the normal and usual course of business with suitable replacements being obtained therefor.

         3.19 Full Disclosure. No representation or warranty made by Seller herein nor any certificate, document or other instrument furnished or to be furnished by Seller pursuant hereto contains or will contain any untrue
statement  of  a  material  fact  made   intentionally   or  in  bad  faith,  or
intentionally or in bad faith omits or will omit to state any material fact known to Seller and required to make the statements herein or therein not misleading.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and shall be, at Closing, qualified to conduct business in the State of New York. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

         4.2 Authorization and Binding Obligation. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

         4.3 Absence of Conflicting Agreements. Subject to obtaining the Consents, the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

         4.4 FCC Qualification. Buyer has no knowledge of any facts which would, under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Station's Assets, and Buyer will not take, or unreasonably fail to take, any action which Buyer knows or has reason to know would cause such disqualification (it being understood that Buyer has an active duty to attempt to ascertain what would cause such disqualification). Should Buyer become aware of any such facts, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement.

                                    SECTION 5
                               COVENANTS OF SELLER

         5.1 Pre-Closing Covenants. Except as contemplated by this Agreement or with the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Station in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

                  A. Negative Covenants. Seller shall not do any of the following:

                  (1) Compensation. Increase the compensation, bonuses or other benefits payable or to be payable to any person employed in connection with the conduct of the business or operations of the Station, except in accordance with past practices;

                  (2) Contracts. Enter into any trade or barter contracts; modify or amend any of the Assumed Contracts; enter into any new Contracts except in the ordinary course of business, provided that all new Contracts (other than Contracts for the sale of broadcast time) shall not involve either aggregate liabilities exceeding Five Thousand Dollars ($5,000), or any material nonmonetary obligation;

                  (3) Disposition of Assets. Sell, assign, lease, or otherwise transfer or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value;

                  (4) Encumbrances. Create, assume or permit to exist any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedules 3.5 and 3.6, or permitted by Section 2.5, 3.5 or 3.6 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

                  (5) Programming. Reduce the Station's programming hours below the minimum required by the FCC, or make any other material changes in the Station's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest;

                  (6)  Licenses.  Do any act or fail to do any act  which  might result in the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station;

                  (7) Rights. Waive any material right relating to the Station or the Assets; or

                  (8) No Inconsistent Action. Knowingly take any action which is inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

                  B. Affirmative Covenants. Seller shall do the following:

                           (1) Access to Information. Upon prior notice, allow Buyer and its authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, Contracts and documents relating to the Station (but not relating to Seller's other operations or business) for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Station (but not relating to Seller's other operations or business) as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

                           (2) Maintenance of Assets. Maintain all of the Assets or replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

                           (3)  Insurance.   Maintain  the  existing   insurance
         policies on the Station and the Assets;

                           (4) Consents. Use its reasonable efforts to obtain the Consents;

                           (5) Preservation of Business. Use its reasonable efforts to preserve the business and audience of the Stations, and its present relationships with their employees, suppliers, customers and others having business relations with it and maintain levels of marketing and promotions efforts and expenditures during the period prior to the Closing Date equal to or greater to such levels in the year immediately prior to the Closing Date;

                           (6) Books and Records. Maintain its books and records in accordance with past practices;

                           (7) Notification. Promptly notify Buyer in writing of any unusual or material developments with respect to the assets of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

                           (8) Personnel. Promptly notify Buyer as personnel vacancies occur at the Station and consider for employment all personnel recommended by Buyer for such vacant positions;

                           (9) Trade and Barter Agreements. Provide prior to the Closing Date the advertising time due under any trade and barter agreements listed in Schedule 3.7;

                           (10) Financial Information. As may be requested, furnish to Buyer within fifteen (15) days after the end of each month ending between the date hereof and the Closing Date a statement of income and expense relating to the Station's operations for the month just ended and such other financial information (including information on payables and receivables) as Buyer may reasonably request and which is prepared in the ordinary course of business.

                           (11) Contracts. Prior to the Closing Date, deliver to Buyer a list of all Contracts entered into between the date hereof and the Closing Date of the type required to be listed in Schedule 3.7, together with the copies of such Contracts; and

                           (12) Compliance with Laws. Comply in all material respects with all rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Station and the Assets are subject.

         5.2 Post-Closing Covenants. After the Closing, Seller will take such actions, and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.


                                    SECTION 6
                        SPECIAL COVENANTS AND AGREEMENTS

         6.1 FCC Consent. The assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC.

                  A. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC
Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

                  B. The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

         6.2 Control of the Station. Buyer shall not, directly or indirectly, control, supervise, direct, or attempt to control, supervise or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

         6.3 Taxes, Fees and Expenses. Seller and Buyer shall each pay 50% of all sales, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement, provided, however, that Seller's share of sales tax on tangible personal property shall not exceed Four Thousand Dollars ($4,000). All filing fees required by the FCC shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

         6.4 Brokers. Buyer and Seller each represents and warrants that neither it nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Blackburn and Company, Inc., whose fee shall be solely the responsibility of Seller.

         6.5 Confidentiality. Except as necessary for the consummation of the transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

         6.6 Cooperation. Buyer and Seller shall cooperate fully with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation (i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

         6.7      Risk of Loss.

                  A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

                  B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Station in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

                  C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Station's normal and usual transmission resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

                  D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Station in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

         6.8      Employee Matters.

                  A. Within five (5) business days after execution of this Agreement, Seller shall provide to Buyer an accurate list of all current employees of the Station together with a description of the terms and conditions of their respective employment (including salary, bonus and other benefit arrangements) and their duties as of the date of this Agreement, as well as the annual salaries thereof. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

                  B. Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with any right the Buyer may have after the Closing Date to (i) terminate the employment of any of the employees at any time, with or without cause, or (ii) establish or modify any of the terms and conditions of the employment of the employees in the exercise of its independent business judgment.

                  C. Except as otherwise set forth herein, Buyer will not incur any liability on account of Seller's employees in connection with the transaction, including, without limitation, any liability on account of unemployment insurance contributions, termination payments, retirement, pension, profit-sharing, bonus, severance pay, disability, health, accrued vacation, accrued sick lease (unless a pro-rated adjustment is made as to vacation or sick leave) or other employee benefit plans, practices, agreements, or understandings.

         6.9 Accounts Receivable. At the Closing, Seller shall assign to Buyer for collection purposes only all Accounts Receivable. Seller shall deliver to Buyer on or as soon as practicable after the Closing date a complete and detailed statement showing the name, amount and age of each Account Receivable. Subject to and limited by the following, collections of the Accounts Receivable will be for the account of Seller. Buyer shall endeavor in the ordinary course of business to collect the Accounts Receivable for a period of ninety (90) days after the Closing Date (the "Collection Period"). Any payment received by Buyer during the Collection Period from any customer with an account which is an Account Receivable shall first be applied in reduction of the Account
Receivable, unless the customer has commenced legal action specifically disputing an outstanding balance and so directs in writing with the accompanying payment. During the Collection Period, Buyer shall furnish Seller with a list of , and pay over to Seller, the amounts collected during such calendar month with respect to the Accounts Receivable on a monthly basis. Buyer shall provide Seller with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either party at and after such time, Buyer and

Seller shall meet to mutually and in good faith analyze any uncollected Account Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if Buyer desires to retain such Account in the interest of maintaining on advertising relationship. As to each such Account, Buyer and Seller shall negotiate a good faith value of such Account, which Buyer shall pay to Seller if Buyer, in its sole discretion, chooses to retain such Account. Seller shall retain the right to collect any Account as to which the parties are unable to reach agreement as to a good faith value, and Buyer agrees to turn over to Seller any payments received against any such Account. As Seller's agent, Buyer shall not be obligated to use any extraordinary efforts or expend any sums to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and Buyer shall not make any such referral or compromise, nor settle or adjust the amount of any such Account Receivable, except with the approval of Seller. Buyer shall incur no liability to Seller for any uncollected account unless Buyer shall have engaged in willful misconduct or gross negligence in the collection of such account. During and after the Collection Period, without specific agreement with Buyer to the contrary, neither Seller nor its agents shall make any direct solicitation of the Account Receivable for collection purposes except for Accounts retained by seller after the Collection Period.

         6.10 Tower Lease. Seller shall provide Buyer with a lease for the Station's tower site in substantially the form set forth in Schedule 6.10 hereto. Which, once executed and delivered by buyer and Seller, shall be an Assumed Contract.

                                    SECTION 7
                  CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER

         7.1 Conditions to Obligations of Buyer. All obligations of Buyer at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Buyer in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Seller shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C.  Consents.  Each of the Consents  marked as  "material"  on
Schedule 3.7 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

                  D. Licenses. Seller shall be the holder of the Licenses, and there shall not have been any modification of any of such Licenses which has an adverse effect on the Station or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

                  E. Deliveries. Seller shall have made or stand willing and able to make all the deliveries to Buyer set forth in Section 8.2

                  F. Adverse Change. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the Assets or the Stations.

         7.2 Conditions to Obligations of Seller. The obligations of Seller at the Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions any of which may be waived by Seller in whole or in part in its sole discretion in writing:

                  A. Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

                  B. Covenants and Conditions. Buyer shall have in all material respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                  C. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries set forth in Section 8.3.

                                    SECTION 8
                         CLOSING AND CLOSING DELIVERIES

         8.1 Closing. The closing shall take place at 10:00am on a date, to be set by Buyer, upon five (5) days written notice to Seller, no later than ten
(10) days following the date upon which the FCC Consent has become a Final Order (the "Closing Date"), provided, though, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after the receipt of FCC Consent. Closing shall be held at the offices of Buyer or Seller or such other place as shall be mutually agreed to by Buyer and Seller, or by mail, facsimile and/or overnight delivery.

         8.2 Deliveries by Seller. Prior to or on the Closing Date, Seller shall deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

                  (a) Transfer Documents. Duly executed warranty bills of sale, motor vehicle titles, assignments and other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5, 3.5 or 3.6 hereof);

                  (b)  Consents.   The  original  of  each  Consent   marked  as
         "material" with an asterisk on Schedule 3.7;

                  (c) Seller's Certificate. A certificate, dated as of the Closing Date, executed by the General Partner of Seller, certifying:
         (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

                  (d) General Partner's Certificate. A certificate, dated as of the Closing Date, executed by Seller's General Partner: (i) certifying that the execution and delivery of this Agreement by Seller and the consummation of the transaction contemplated hereby have been authorized and ratified; and (ii) providing, as attachments thereto, a certificate of legal existence certified by an appropriate New York state official; as of a date not more than fifteen (15) days before the Closing Date and a copy of Seller's limited Partnership Agreement certified by Seller's General Partner as of the Closing Date;

                  (e) Licenses, Contracts, Business Records, Etc. Copies, if available, of all licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller in connection with its operations of the Station;

                  (f) Opinions of Counsel. Opinions of Seller's counsel and communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of Schedule 8.2 hereto.

         8.3 Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

                  (a) Purchase Price. The Purchase Price paid to Seller or Seller's designee as provided in Section 2.3;

                  (b) Assumption Agreements. Appropriate assumption agreements pursuant to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

                  (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

                  (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Buyer's Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and
         (ii) a copy of the corporate charter, articles of incorporation and Bylaws of Buyer as in effect on the date hereof, certified by Buyer's secretary as of the Closing Date;

                  (e) Opinion of Counsel. An opinion of Buyer's General Counsel dated as of the Closing Date, substantially in the form of Schedule 8.3 hereto.

                                    SECTION 9

                           RIGHTS OF BUYER AND SELLER
                            ON TERMINATION OR BREACH

         9.1 Termination Rights. This Agreement may be terminated by either Buyer or Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

                  (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

                  (b) If the Closing shall not have occurred on or before January 1, 1998

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Section 9.3 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

         9.2 Liquidated Damages. In the event this Agreement is terminated by Seller due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to close this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement for the above-stated reason. All interest or other proceeds from the investment of the Escrow Deposit, less any compensation due the Escrow Agent, shall be paid to Seller.

         9.3 Specific Performance. The parties recognize that in the event Seller should refuse to perform under the provisions of this Agreement, monetary damages would not be adequate. Buyer shall therefore be entitled, as its exclusive remedy hereunder, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

         9.4 Defaults. In the event of a default by a party hereto (the "Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the Nondefaulting Party) shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.


                                   SECTION 10
                    SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                               AND INDEMNIFICATION

         10.1 Representations and Warranties. All representations and warranties contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of fifteen (15) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach. As of the effective date of this Agreement, neither party is aware of any misrepresentation or breach of warranty under this Agreement on the part of the other party hereto.

         10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

                  (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

                  (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Station prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

                  (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless against and with respect to, and shall reimburse Seller for:

                  (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

                  (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Station on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

                  (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof.

         10.4 Procedures for Indemnification. The procedures for indemnification shall be as follows:

                  A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

                  B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. Buyer shall be entitled to apply any or all of the Accounts Receivable collected on behalf of Seller to a claim as to which Buyer is entitled to indemnification hereunder. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                  C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

                  D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

                  E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

                  F. The  indemnification  rights  provided in Sections 10.2 and
10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                                   SECTION 11
                                  MISCELLANEOUS

         11.1 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:                       Brighton Broadcasting, L.P.
                                    680 Clover Street
                                    Rochester, NY 14610
                                    Attn: James Smisloff
                           and
                                    Craig Fox
                                    4853 Manor Hill Drive
                                    Syracuse, NY 13215

If to Buyer:                        American Radio Systems
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    Attention:  Steven B. Dodge, President
                                    Fax: (617) 375-7575

with a copy
(which shall not
constitute notice) to:              Michael B. Milsom,
                                      Vice President & General Counsel
                                    American Radio Systems, Inc.
                                    116 Huntington Avenue
                                    Boston, MA  02116
                                    Fax: (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

         11.2 Benefit and Binding Effect. Neither party hereto may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any affiliated or unaffiliated entity, provided, however, that following which assignment Buyer shall remain liable to Seller for all of Buyer's obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.3 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York.

         11.4 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

         11.5 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

         11.6 Entire Agreement. This Agreement, all schedules hereto, and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

         11.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 11.7.

         11.8 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

         11.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

         SELLER:                             BRIGHTON BROADCASTING, L.P.


                                         By: __________________________
                                             Craig Fox, Limited Partner


                                         By: __________________________
                                             James J. Smisloff, General Partner


         BUYER:                              AMERICAN RADIO SYSTEMS CORPORATION


                                            By:      __________________________

                                                     Title:

ASSETWAQB(FM)

                      SCHEDULES TO ASSET PURCHASE AGREEMENT




1.8      Escrow Agreement

3.4      Licenses

3.5      Real Property

3.6      Personal property

3.7      Assumed Contracts

3.8      Consents required

3.9      Trademarks; trade names; copyrights

3.16     Claims; legal actions

6.10     Tower lease

8.2      Opinion of Seller's General and FCC Counsels

8.3      Opinion of Buyer's General Counsel